Exhibit 10.5

Brett C. Gerry Chief Legal Officer & Executive Vice President, Global Compliance	The Boeing Company P.O. Box 3707 MC 11-411 Seattle, WA 98124-2207
[*****] indicates text that has been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.
The redacted text is both not material and is of the type the registrant treats as private or confidential.
June 27, 2025
To:Mr. Jesus “Jay” Malave
Re:Employment Limitations
Dear Jay,
The Boeing Company (“Boeing” or the “Company”) understands that you signed certain Post-
Employment Conduct Agreements (“PECAs”) in connection with your employment with The
Lockheed Martin Corporation (“Lockheed”).  While Boeing does not believe that the PECAs are enforceable, the Company—in an abundance of caution—will be implementing the following limitations on your employment with Boeing:
•You will not disclose to any Boeing personnel, or use for or on behalf of Boeing, any
Lockheed confidential, proprietary, or trade secret information.  You will also confirm that you returned to Lockheed all Lockheed property, including any documents or data with Lockheed’s confidential, proprietary, or trade secret information, that was in your possession, custody or control.
•You will not disclose to any Boeing personnel any information regarding Lockheed’s interest in hiring or recruiting a Boeing employee that you became aware of during your work at Lockheed.
•For a period of 2 years from the date of your separation of your employment with
Lockheed, you will not recruit or otherwise encourage any Lockheed personnel to join
Boeing and will recuse yourself from any Boeing discussions about Lockheed personnel under consideration for positions at Boeing.
•For a period of 2 years from the date of your separation of your employment with
Lockheed, you will not participate in any “Potential Lockheed Procurement Activities.”
“Potential Lockheed Procurement Activities” will be understood to mean any activities for Boeing involving a current or potential future competitive acquisition by the United
States Government or a foreign government where Lockheed is a known or expected competitor. This includes, but is not limited to, participation in any Boeing procurement activities, competitive assessment, gate review, strategy review, or bid pricing decision concerning such a potential Lockheed procurement activity.
June 27, 2025

While Boeing believes that the above restrictions, and in particular your restriction from
“Potential Lockheed Procurement Activities,” is sufficient to address any legally protectable interests of Lockheed, in an abundance of caution, you shall be further limited as follows:
•Through the end of 2025—over 8 months from the date of your separation of your employment with Lockheed—you will refrain from participating in the Boeing Defense,
Space & Security (“BDS”) business.  During this period of time, the BDS Chief Financial
Officer will report directly to Boeing’s Chief Executive Officer or other Boeing official as designated by the CEO. (For clarity, this limitation would not preclude you from having visibility into the aggregate financial performance of the BDS business as part of the quarter-closing process.)
•For the avoidance of doubt, through the end of 2025—over 8 months from the date of your separation of your employment from Lockheed—you will not participate in any
“Defense Procurement Activities.” “Defense Procurement Activities” will be understood to mean any Boeing non-commercial activities, including those relating to commercial derivatives, involving a current or potential future competitive acquisition by the United
States Government or a foreign government, regardless of whether Lockheed is a known or expected competitor. This includes, but is not limited to, participation in any Boeing competitive assessment, gate review, strategy review, or bid pricing decision concerning such a competitive acquisition.
•Although any activity that would be in competition with Lockheed is covered by the lifetime or 2-year restrictions detailed above, for the avoidance of any doubt, for the 12 months following your separation of your employment with Lockheed, you will recuse yourself from any decision-making and will not give any advice (or otherwise use any confidential information you learned while at Lockheed) concerning the following:
oUnited Launch Alliance.
o[*****].
oBoeing’s acquisition and integration into Boeing of Spirit Aero Systems’ Defense
& Space business segment.
oBoeing’s classified Government Satellite Systems and Ground Systems programs within the Space, Intelligence, & Weapon Systems division of Boeing’s BDS business, including [*****].
oAny contract or contractual relationship in which Lockheed was a supplier to
Boeing on the date of your separation of your employment from Lockheed.  For the avoidance of doubt, this includes recusal from any decision-making concerning supplier disputes with Lockheed on potential pricing terms in negotiations on Lockheed contracts with Boeing.
June 27, 2025

oAny third-party vendor relationship you supervised or were substantially involved in during your tenure at Lockheed.
oThe Next Generation Interceptor program or any follow-on program.
oThe Golden Dome program.
o[*****].
oAny initiative, program, or strategy exploring the use of novel financing and investments, capital acquisition methodologies or alternative business models not traditionally used in the aerospace and defense industry.  For the avoidance of doubt, you retain the ability to approve or disapprove any such novel approaches developed elsewhere within Boeing during the one-year period of this limitation.
oAny teaming agreement between Boeing and Lockheed, including but not limited to the F-22 program teaming agreement.
To support Boeing’s implementation of these limitations, the Company will assign you an attorney to advise you on compliance with these restrictions, which I understand is similar to the structure Lockheed used to implement limitations imposed on you following your tenure as L3
Harris’s CFO.
***
Your signature below indicates your acknowledgement of, and agreement to, abide by the above restrictions.
Yours sincerely,
/s/ Brett Gerry
Brett Gerry
Acknowledged and agreed:
/s/ Jay Malave
JAY MALAVE
Date: 6/28/2025